                                                                               .
                                                                               .
                                                                               .



                                     ANNEX A

                                                                TRADING
ETF                                                              SYMBOL
---                                                             -------
SPDR(R) DJ Wilshire Total Market ETF                              TMW
SPDR(R) DJ Wilshire Large Cap ETF                                 ELR
SPDR(R) DJ Wilshire Large Cap Growth ETF                          ELG
SPDR(R) DJ Wilshire Large Cap Value ETF                           ELV
SPDR(R) DJ Wilshire Mid Cap ETF                                   EMM
SPDR(R) DJ Wilshire Mid Cap Growth ETF                            EMG
SPDR(R) DJ Wilshire Mid Cap Value ETF                             EMV
SPDR(R) DJ Wilshire Small Cap ETF                                 DSC
SPDR(R) DJ Wilshire Small Cap Growth ETF                          DSG
SPDR(R) DJ Wilshire Small Cap Value ETF                           DSV
SPDR(R) DJ Global Titans ETF                                      DGT
DJ Wilshire REIT ETF                                              RWR
KBW Bank ETF                                                      KBE
KBW Capital Markets ETF                                           KCE
KBW Insurance ETF                                                 KIE
Morgan Stanley Technology ETF                                     MTK
SPDR(R) S&P(R) Dividend ETF                                       SDY
SPDR(R) S&P(R) Biotech ETF                                        XBI
SPDR(R) S&P(R) Homebuilders ETF                                   XHB
SPDR(R) S&P(R) Metals & Mining ETF                                XME
SPDR(R) S&P(R) Oil & Gas Equipment & Services ETF                 XES
SPDR(R) S&P(R) Oil & Gas Exploration & Production ETF             XOP
SPDR(R) S&P(R) Pharmaceuticals ETF                                XPH
SPDR(R) S&P(R) Retail ETF                                         XRT
SPDR(R) S&P(R) Semiconductor ETF                                  XSD
KBW Regional Banking ETF                                          KRE
SPDR(R) Lehman 1-3 Month T-Bill ETF                               BIL
SPDR(R) Lehman Intermediate Term Treasury ETF                     ITE
SPDR(R) Lehman Long Term Treasury ETF                             TLO
SPDR(R) Barclays Capital TIPS ETF                                 IPE
SPDR(R) Lehman Aggregate Bond ETF                                 LAG
SPDR(R) Lehman Municipal Bond ETF                                 TFI
SPDR(R) Lehman International Treasury Bond ETF                    BWX
SPDR(R) Lehman Short Term Municipal Bond ETF                      SHM
SPDR(R) Lehman California Municipal Bond ETF                      CXA
SPDR(R) Lehman New York Municipal Bond ETF                        INY
SPDR(R) Lehman High Yield Bond ETF                                JNK
SPDR(R) DB International Government Inflation-Linked Bond ETF     WIP

EFFECTIVE WITH SEC, BUT NOT OPERATIONAL
SPDR(R) S&P(R) Aerospace & Defense ETF
SPDR(R) S&P(R) Building & Construction ETF
SPDR(R) S&P(R) Computer Hardware ETF
SPDR(R) S&P(R) Computer Software ETF
SPDR(R) S&P(R) Health Care Equipment ETF
SPDR(R) S&P(R) Health Care Services ETF
SPDR(R) S&P(R) Leisure Time ETF
SPDR(R) S&P(R) Outsourcing & IT Consulting ETF
SPDR(R) S&P(R) Telecom ETF
SPDR(R) S&P(R) Transportation ETF
KBW Mortgage Finance ETF

Dated: March 3, 2008